UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) December 13, 2022

SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35186		38-1747023
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification Number)

2800 Executive Way	Miramar,	Florida	33025
(Address of Principal Executive)			(Zip Code)
(954) 447-7920
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SAVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.

The fourth quarter and full year 2022 guidance items provided below are based on the Company's current estimates and are not a guarantee of future performance. There could be significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission. Spirit undertakes no duty to update any forward-looking statements or estimates. This information is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act.

Adjusted operating expenses and adjusted operating margin are non-GAAP financial measures, which are provided on a forward-looking basis. The Company does not provide a reconciliation of non-GAAP forward-looking measures on a forward-looking basis where the Company believes such reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items included in/excluded from the GAAP financial measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Non-GAAP forward-looking measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

The Company’s fourth quarter adjusted operating margin is now estimated to be between 2.5% and 3.5% compared to the previous guidance of 1% to 3%. As expected, demand trends for the fourth quarter 2022 have remained strong. Due to the effects of Hurricane Nicole, the Company has reduced its fourth quarter capacity guide from up 24.5% to up 24.1% compared to the fourth quarter 2019.

Total RASM is expected to be up approximately 15.5% vs. fourth quarter 2019, in line with the Company's previous guidance range which implies total revenue of approximately $1,391 million on a capacity increase of 24.1% compared to the fourth quarter 2019.

Adjusted operating expenses are tracking better-than-expected on lower fuel and lower non-fuel costs. The Company estimates its Adjusted operating expenses for the quarter will be between $1,345 million and $1,355 million with fuel cost per gallon averaging $3.50 for the fourth quarter 2022.

Total estimated non-op expense for the fourth quarter, excluding any potential change in the mark to market adjustment related to the derivative portion of the Company’s 2026 Convertible Notes, is estimated to be approximately $31 million, primarily due to additional interest expense.

Due to changes to permanent tax items on its anticipated non-GAAP tax rate, the Company now estimates its effective tax rate for the fourth quarter 2022 will be approximately 62% rather than 21% as stated in its prior guidance.

Also, during the fourth quarter, the Company reached a tentative agreement with its pilot union on a new collective bargaining agreement and anticipates the voting process will extend through January 10, 2023. If approved by the membership on this date, the agreement will become effective on January 1, 2023.

Fourth Quarter 2022E
TRASM % Change vs. 4Q19	Up ~15.5%
Adjusted Operating expenses ($Millions)(1)	$1,345 to $1,355
Adjusted Operating margin (%)(1)	2.5% to 3.5%
Fuel cost per gallon ($)(2)	$3.50
Fuel gallons (Millions)	139.9
Total other (income) expense ($Millions)(3)	$31
Effective tax rate(1)	~62%
Diluted share count (Millions)(4)	108.9

Full Year 2022E
Total capital expenditures ($Millions)(5)
Pre-delivery deposits, net of refunds	$(10)
Aircraft and engine purchases	$40
Other capital expenditures	$240

	1Q2022A	2Q2022A	3Q2022A	4Q2022E
Available Seat Miles % Change vs. 2019	19.2%	9.9%	13.5%	24.1%

(1)Excludes special items which may include loss on disposal of assets, special charges and credits, and other items which are not estimable at this time.
(2)Includes fuel taxes and into-plane fuel cost.
(3)Includes interest expense, capitalized interest, Interest income, and other income and expense. Excludes any potential change in the mark to market adjustment related to the derivative portion of the 2026 Convertible Notes.
(4)In periods where the amount of 2025 Convertible Notes (the “Notes”) outstanding remains unchanged from the third quarter 2022 and the Company is profitable, the Notes could have a dilutive impact of approximately 2.0 million on the weighted average diluted shares outstanding. If adjusted net income plus interest on the Notes, net of income tax, divided by the weighted average diluted shares including the 2.0 million shares is found to be anti-dilutive, the shares related to the Notes will not be included in the weighted average diluted share count. In addition, if the Company is profitable, the dilutive impact, if any, from outstanding equity awards and warrants will also impact the weighted average diluted shares outstanding. The Treasury Stock Method will be used to determine the dilutive impact of any outstanding equity awards and warrants. For the full year 2022, the Company estimates its weighted average diluted share count will be 108.8 million.
(5)Total capital expenditures assumes all new aircraft deliveries are either delivered under direct leases or financed through sale-leaseback transactions.

Forward-Looking Statements

Forward-Looking Statements in this report and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding revenues (including the targeted combined annual cash proceeds figures included in this report), capacity and passenger demand, additional financing, capital spending, operating costs and expenses, pre-tax income, pre-tax margin, taxes, hiring, aircraft deliveries and stakeholders, vendors and government support. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, the extent of the impact of the COVID-19 pandemic on the Company’s business, results of operations and financial condition, and the extent of the impact of the COVID-19 pandemic on overall demand for air travel, the impact of the new 5G-C-band service deployed by AT&T and Verizon and its potential impact on the technology we rely on to operate our aircraft; pendency and the consummation of the merger with JetBlue and the potential negative impacts on future business that may result from a failure to complete the merger with JetBlue in a timely manner or at all; restrictions on the Company’s business by accepting financing under the CARES Act and other related legislation, the competitive environment in our industry, our ability to keep costs low and the impact of worldwide economic conditions, including the impact of economic cycles or downturns on customer travel behavior and other factors, as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as supplemented in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, June 30, 2022 and September 30, 2022. Furthermore, such forward-looking statements speak only as of the date of this report. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2022	SPIRIT AIRLINES, INC.

By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General Counsel